Exhibit 24.3

July 30, 2015

I, R. Bruce Bowman, am Secretary of American Express Receivables Financing Corporation III LLC (“RFC III”) and do certify that the attached resolutions were duly adopted by unanimous written consent of the Board of Directors of RFC III on July 30, 2015 and such resolutions have not been amended, rescinded or otherwise modified.

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC

By:	/s/ R. Bruce Bowman
Name: R. Bruce Bowman
Title: Secretary

I, Denise D. Roberts, President of RFC III, do hereby certify that R. Bruce Bowman is a duly elected and qualified Secretary of RFC III, and that signature above is such person’s authentic signature.

IN WITNESS WHEREOF, I have hereunto set my hand as of July 30, 2015.

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC

By:	/s/ Denise D. Roberts
Name: Denise D. Roberts
Title: President

RESOLVED, that the Board hereby adopts the form of resolution required under any applicable Blue Sky or securities law to be adopted in connection with any application for registration or qualification (or exemption therefrom) of any asset backed security to be sold in connection with the Registration Statement, or any consent to service of process or other requisite paper or document required to be filed in connection therewith, if (1) in the opinion of any of the officers appointed by the Board as officers of RFC III (the “Designated Officers”), the adoption of such resolution is necessary or advisable, and (2) the Secretary of RFC III evidences such adoption by inserting in the minutes a copy of such resolution which will thereupon be deemed to be adopted by the Board with the same force and effect as if specifically presented to a duly called meeting of the Board;

RESOLVED, that the Designated Officers and such other officers or assistant officers of RFC III as may be designated by the Designated Officers, are hereby authorized, in the name and on behalf of RFC III and the Trust, to prepare, or cause to be prepared, and to execute and cause to be filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement to register up to $35 billion of Securities to be offered to the public from time to time, and any and all amendments thereto and any additional certificates, documents, letters and other instruments which any said officer may deem necessary or desirable, and to pay such filing, and other fees, if any, required in connection with such filing;

RESOLVED, that the foregoing resolutions shall not limit the persons who are authorized to execute the Registration Statement and it is hereby provided that each of the members of the Board and the Designated Officers, and such other officers or assistant officers of RFC III as may be designated by the Designated Officers, are authorized, but not required, to sign the Registration Statement and each member of the Board and each Designated Officer, or such other officer or assistant officer of RFC III as may be designated by the Designated Officer signing the Registration Statement is authorized to appoint an agent and/or attorney-in fact to execute future amendments and other documents relating to the Registration Statement;

RESOLVED, that the secretary or any other Designated Officer be and hereby is authorized to certify a copy of these resolutions and the names and signatures of some or all of RFC III’s officers.